UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 17, 2012

ATOSSA GENETICS INC.

(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation or organization)

001-35610 (Commission file number)	26-4753208 (IRS Employer Identification No.)

4105 E. Madison Street, Suite 320, Seattle, Washington 98112
(Address of principal executive offices and zip code)

(206) 325-6086
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition

On December 20, 2012, Atossa Genetics Inc. (the “Company”) issued a press release reporting its earnings results for the third quarter of 2012, ended September 30, 2012. A copy of the press release is attached hereto as Exhibit 99.1 to this Form 8-K.

As provided in General Instruction B.2 of Form 8-K, Exhibit 99.1 is not deemed to be “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, and is not otherwise subject to the liabilities of that section and is not incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 17, 2012, the Board of Directors (the “Board”) of the Company adopted an amendment to the Company’s bylaws (“Bylaws”). The amendment inserts a new sentence into Article III, Section 12 of the Bylaws and states, “No Vice President shall be an officer of the Company solely by virtue of such position unless designated as an officer by the Board of Directors.” The foregoing amendment became effective upon adoption of the Board’s resolutions approving the amendment.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

3.1	Text of Amendment to Bylaws

99.1	Press Release of Atossa Genetics Inc., dated December 20, 2012

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ATOSSA GENETICS INC.

Date: December 20, 2012	By:	/s/ Steven C. Quay
Steven C. Quay, M.D., Ph.D.
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1	Text of Amendment to Bylaws
99.1	Press Release of Atossa Genetics Inc., dated December 20, 2012